UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

ADVANCED MEDICAL ISOTOPE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6208 W. Okanogan Ave. Kennewick, WA 99336

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (509) 736-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

On October 28, 2014, the Company held a Special Meeting of Stockholders at 10:00 am Pacific time at the Company’s executive offices at 6208 W. Okanogan Avenue, Kennewick, WA 99336.  The issued and outstanding shares of stock of the Company entitled to vote at the special meeting consisted of  327,146,158 shares of Common Stock.  The stockholders of the Company voted on one proposal at the Special Meeting, which was approved pursuant to the following final voting results from the Special Meeting:

A proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 500,000,000 shares to 2,000,000,000 shares.

For	Against	Abstentions	Broker Non-Votes
182,582,683	54,820,931	130,544	0

A copy of the Certificate of Amendment to our Certificate of Incorporation, as filed with the Secretary of State of the Delaware on October 28, 2014, is filed as Exhibit 3.1 to this current report.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Advanced Medical Isotope Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED MEDICAL ISOTOPE CORPORATION

Date: October 29, 2014	By:	/s/ James C. Katzaroff
James C. Katzaroff
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Advanced Medical Isotope Corporation.